ROBINSON, SILVERMAN, PEARCE ARONSOHN & BERMAN LLP
                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000

                            FACSIMILE:(212)541-4630

                                                    June 4, 1999



 Terex Corporation
 500 Post Road East
 Westport, Connecticut 06880

          Re: Terex Corporation Registration Statement on Form S-4 (Registration No. 333-77811)

 Ladies and Gentlemen:

     We are rendering this opinion in connection with the registration by Terex Corporation (the "Company") pursuant to the above-captioned Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended, of $100,000,000 aggregate principal amount of the Company's 8-7/8% Series D Senior Subordinated Notes due 2008 (the "Notes"), payment of principal and interest of which is guaranteed by Terex Cranes, Inc., PPM Cranes, Inc., Koehring Cranes, Inc., Terex Telelect, Inc., Terex Aerials, Inc., Terex-RO Corporation, Payhauler Corp., Terex Mining Equipment, Inc., The American Crane Corporation, O&K Orenstein & Koppel, Inc. and Amida Industries, Inc.

     We are familiar with the proceedings undertaken by the Company in connection with the authorization and issuance of the Notes. We have also examined the Company's Registration Statement. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

     Based on the foregoing, it is our opinion that each of the Notes has been duly authorized by the Company and, when issued in accordance with the terms of the governing Indenture, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, marshalling and other similar laws relating to creditors' rights generally or by general principles of equity (whether considered in an action at law or in equity) and to the discretion of the court before which any such proceeding may be brought.

Terex Corporation
June 4, 1999
Page 2




     Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus.

                               Very truly yours,

                               ROBINSON, SILVERMAN, PEARCE ARONSOHN & BERMAN LLP